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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 24, 2000 included in this Current Report (Form 8-K/A) of Broadcom Corporation dated January 3, 2001 with respect to the consolidated financial statements of Visiontech Ltd. for the year ended December 31, 1999.

It should be noted that we have not audited any financial statements of Visiontech Ltd. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                                    /s/ LUBOSHITZ KASIERER
                                                    ----------------------------
                                                        Luboshitz Kasierer
                                                        Member Firm of
                                                        Arthur Andersen

Tel Aviv, Israel
March 15, 2001